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                                                                      EXHIBIT 99


WENDY'S INTERNATIONAL, INC. AND IAWS GROUP, PLC ANNOUNCE STRATEGIC ALLIANCE

WENDY'S SUBSIDIARY, TIM HORTONS, AND IAWS FORM JOINT VENTURE TO BUILD A STATE-OF-THE-ART BAKERY FACILITY IN ONTARIO

        DUBLIN, Ohio (March 6, 2001) - Wendy's International, Inc. (NYSE: WEN) today announced a joint venture between its Tim Hortons(R) subsidiary and Irish based IAWS GROUP, plc. The venture will bring to North America the innovative European bakery manufacturing technology of Cuisine de France, an IAWS subsidiary.

        Cuisine de France is a leading foodservice company that manufactures and supplies baked goods under its own brand name to retail outlets in Ireland, the United Kingdom and the United States. IAWS is a $1 billion (U.S.) in sales Irish company, which trades publicly on the London and Irish Stock Exchanges.

        The joint venture, which is owned and controlled on a fifty-fifty basis by Tim Hortons and IAWS, includes plans to build a state-of-the-art bakery facility in southwestern Ontario. The facility will produce and distribute high-quality, par-baked goods to the Tim Hortons restaurant chain in North America, and to Cuisine de France outlets in the United States, using the European baking expertise and experience of Cuisine de France.

        The facility will enable Tim Hortons to introduce, beginning in the fall of 2002, a variety of freshly baked baguettes to enhance its growing lunch program. The facility will also produce specialty breads and other confectionery items for the Tim Hortons restaurant chain.

        Tim Hortons' restaurant staff will complete the baking process for the various items. The new technology will produce fresh products more often during the day and ultimately reduce the complexity of labor and operating costs.

        Jack Schuessler, chief executive officer and president of Wendy's International, Inc., said: "This is an excellent growth opportunity for our Company that is consistent with our strategic direction to make investments that have superior returns and relatively low risk. IAWS and Cuisine de France are outstanding partners with core values that are similar to ours. We are focused on premier consumer brands that provide consistent, high quality food to customers in fast-growing sectors of the economy."

INITIAL JOINT VENTURE AND START-UP INVESTMENT MORE THAN $70 MILLION

        The initial investment and start-up costs for the facility during 2001 and 2002 are expected to total in the $70 million to $75 million range (U.S. dollars), split between Wendy's and IAWS. As additional baking capacity is needed and more production lines are added, the total joint venture investment could reach the $210 million to $225 million range (U.S. dollars), split between Wendy's and IAWS.

        Wendy's expects the venture to enhance its earnings beginning in 2003. The venture is also expected to generate positive operating cash flow and return on capital that is superior to the Company's 11.9% ROIC reported for the year 2000. While there will be investment spending for Wendy's in 2001 and 2002, the Company expects the impact to be no more than $0.01 per share in each year.


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        Philip Lynch, chief executive and managing director of IAWS, said: "The joint venture is an exciting step forward for our company. Over the past 18 months we have been working on establishing additional opportunities for our business in North America. This joint venture agreement with Tim Hortons is our first major investment in North America and gives the joint venture company the opportunity to supply Tim Hortons stores with bread using the Cuisine de France recipes and state-of-the-art production."

        Lynch added, "Cuisine de France has brought a totally new approach to the baking industry, which meets in a very focused way the needs of both retailers and consumers. In a short space of time, Cuisine de France has established itself as the leading brand in the food sector in Ireland and the U.K., and has demonstrated the potential for the brand further afield. This venture with Tim Hortons will provide a manufacturing base which will allow us to unlock the potential of Cuisine de France."

CUISINE DE FRANCE UTILIZES EUROPEAN BAKING TECHNOLOGY

        Cuisine de France, acclaimed for its technology and expertise in manufacturing par-baked products, is best known for its signature baguettes. The company currently supplies more than 300 distinctive and high quality breads, confectionery and savory products to more than 5,000 retail accounts in Ireland and the U.K. Retail customers include supermarket and convenience stores, including chains such as Spar, Stat Oil, Tesco and Londis.

        Prospects for continued growth through these outlets are good for Cuisine de France's existing product range and through the introduction of innovative new products, said Ronan McNamee, managing director and co-founder of Cuisine de France.

        "We created the in-store bakery concept in Ireland and have proven the viability of producing high-quality par-baked goods for our retail accounts in Europe and ultimately our customers," McNamee said. "Now, we are very pleased to partner with a superior brand in North America - Tim Hortons."

        Cuisine de France expanded into the U.S. in 1999 and currently supplies a variety of par-baked goods to its U.S. retail accounts.

        "The new facility will provide a base in North America which could enable Cuisine de France and Tim Hortons to supply products to additional U.S. retail customers," McNamee added. "The opportunities with this venture are very exciting."

        As a matter of Irish law and the terms of the agreements, the companies' obligations are contingent upon a clearance being obtained from the Irish Minister for Enterprise, Trade and Employment under mergers legislation in Ireland.

TIM HORTONS TO OFFER A WIDE VARIETY OF BAGUETTES AND BAKED GOODS

        Tim Hortons is testing par-baked products from Cuisine de France in its Columbus, Ohio, market. The products include freshly baked baguettes, in four sizes, plus breads in a variety of flavors and styles such as sun dried tomato, sour dough and multi grain. The baguettes are in addition to Tim Hortons' regular sandwich buns, and are expected to add another dimension of appeal for the robust lunch business gaining momentum for the chain.

        Paul D. House, president and chief operating officer of Tim Hortons, said: "We've had great success with quality par-baked products. For example, we've been selling par-baked bagels for five years and consumers love them. The quality and variety is outstanding and we can constantly produce fresh bagels for our customers. One out of every two bagels sold in the Canadian foodservice industry is purchased at Tim Hortons.


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         "We believe the introduction of baguettes into our lunch program will have a similar level of acceptance from our consumers," House said. "The addition of fresh-baked breads moves Tim Hortons into a new growth category. Our numerous locations and drive-through operations will make it convenient for customers to pick up a loaf of high quality bread on their way home.

        "In our 36 years of operation, our customers have always depended on the highest quality from Tim Hortons, and we have maintained their trust by continually introducing top quality products," House added. "This new venture with Cuisine de France is one more instance where we are raising the bar on the standards of quality we will be able to deliver throughout our chain."

WENDY'S MANAGEMENT TO HOST CONFERENCE CALL AND WEB CAST

         Wendy's management plans to host a conference call and simultaneous Internet web cast today (March 6) beginning at 4:00 p.m. (EST, USA) to discuss the joint venture.

         The dial-in number for the conference call is 712-271-3623 (passcode is Wendy's). Instant replay will be available through Friday, March 9. The number for instant replay is 402-998-1710. The Internet web cast is available at www.wendys.com. To listen to the web cast, go to the corporate web site, select investor information and web cast.

WENDY'S INTERNATIONAL, INC.

        The Company, which is based in Dublin, Ohio, is one of the world's largest restaurant operating and franchising companies. The Company had $7.7 billion in 2000 systemwide sales and has two quality brands - Wendy's(R) and Tim Hortons. Wendy's Old Fashioned Hamburgers(R) was founded in 1969 by Dave Thomas and is the third largest quick-service hamburger chain in the world with more than 5,800 restaurants in the United States, Canada and international markets. Tim Hortons was founded in 1964 by Tim Horton and Ron Joyce and is the largest coffee and fresh baked goods chain in Canada. There are 1,900 units in Canada and 120 in the U.S.

        Company web sites: www.wendys.com and www.timhortons.com

IAWS GROUP, plc

        The company, which is based in Dublin, Ireland, is an international food and agri business group with operations in Ireland, the United Kingdom, France and the United States. Its manufacturing and distribution operations span the food chain from agricultural products to flour milling, baking and convenience foods. The organization was founded in 1897 by the Irish agricultural co-operatives as a wholesaler of farm supplies. Its flotation on the London and Dublin stock exchanges in 1988 began an important new phase of development in its existing businesses and extending internationally through acquisitions. Most recently it has expanded into the growing foodservice market through three unique and branded concept offerings: Cuisine de France, Delice de France and Pierre's. Cuisine de France was established in 1989 and the business was acquired in 1997. Cuisine de France serves the specialty breads and morning goods category where the emphasis is on freshness, convenience and in-store ambience. Cuisine de France, by virtue of its total service approach, has achieved leading brand status in Ireland and the U.K. Cuisine de France services more than 5,000 retail outlets in Ireland and the U.K. with a range of more than 300 products.

        Company web sites: www.iaws.ie and www.cuisinedefrance.ie


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CONTACTS:

WENDY'S
     John D. Barker, V.P. Investor Relations
     (614-764-3044 or john_barker@wendys.com)
     Denny Lynch, V.P. Communications
     (614-764-3413 or denny_lynch@wendys.com)

TIM HORTONS
     Patti Jameson, V.P. Corporate Communications (905-339-6198)

IAWS GROUP, PLC
     David Martin, Finance Director (353+1-612-1201)


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WENDY'S INTERNATIONAL, INC.
EXHIBIT 99
SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy's International, Inc. (the "Company") desires to take advantage of the "safe harbor" provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company's competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns and the type, number and location of competing restaurants. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company's franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship.

Growth Plans. The Company plans to increase the number of systemwide Wendy's and Tim Hortons restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.


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The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company's business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company's strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company's return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the ability of the joint venture to acquire real estate and construct and equip a manufacturing plant on acceptable terms, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.


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